                        Consent of Independent Auditors


    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24,
    1988), the Registration Statement on Form S-8 (Post-Effective Amendment
    No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18,
    1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996) of our reports relating to the combined financial statements of Allied Environmental Services, Inc. and Affiliates dated October 12, 1995 (except for Notes 1 and 7 which are June 25, 1996) for the five month period ended November 30, 1994 and seven month period ended June 30, 1995 and November 12, 1996 for the year ended June 30, 1996, in Eastern Environmental Services, Inc.'s Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, and May 12, 1997).


                                                      /s/ BDO Seidman, LLP

    Philadelphia, Pennsylvania
    May 12, 1997